UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2017

Commission File Number 001-31921

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	36-3972986 (I.R.S. Employer Identification No.)

9900 West 109th Street
Suite 100
Overland Park, KS 66210
(913) 344-9200
(Address of principal executive offices, zip code and telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 1, 2017, the Board of Directors (the “Board”) of Compass Minerals International, Inc. (the “Company”) increased the size of the Board from eight directors to nine directors and appointed Valdemar L. Fischer as a Class II director with a term expiring at the Company’s 2017 annual meeting of stockholders. Mr. Fischer is an independent director and will serve on the Audit Committee of the Board and the Compensation Committee of the Board.

As a non-employee director, Mr. Fischer will be entitled to receive the same compensation as the Company’s other non-employee directors, as described in the Summary of Non-Employee Director Compensation, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and in accordance with the Company’s Non-Employee Director Compensation Policy, which is attached as Exhibit 10.2 to this Current Report on Form 8-K. Mr. Fischer and the Company have entered into the Company’s standard form of indemnification agreement.

There is no arrangement or understanding between Mr. Fischer and any other person pursuant to which Mr. Fischer was appointed as a director. Furthermore, there are no transactions between Mr. Fischer (or any member of his immediate family)and the Company (or any of its subsidiaries) that would be required to be reported under Item 404(a) of Regulation S-K.

The Company issued a press release announcing Mr. Fischer’s appointment to the Board on February 2, 2017. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Summary of Non-Employee Director Compensation, as of January 1, 2017.
10.2	Non-Employee Director Compensation Policy, effective January 1, 2017.
99.1	Press Release issued by Compass Minerals International, Inc. on February 2, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date: February 2, 2017	By:	/s/ Diana C. Toman
Name: Diana C. Toman
Title: Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Summary of Non-Employee Director Compensation, as of January 1, 2017.
10.2	Non-Employee Director Compensation Policy, effective January 1, 2017.
99.1	Press Release issued by Compass Minerals International, Inc. on February 2, 2017.